EXHIBIT 4.2

BRUNSWICK CORPORATION

and

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

FOURTH SUPPLEMENTAL INDENTURE

Dated as of August 18, 2021

to

INDENTURE

Dated as of October 3, 2018

0.850% Senior Notes due 2024
2.400% Senior Notes due 2031

FOURTH SUPPLEMENTAL INDENTURE, dated as of August 18, 2021 (this “Supplemental Indenture”), between BRUNSWICK CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”), under the Indenture (as defined below).

RECITALS

WHEREAS, the Company executed and delivered the indenture, dated as of October 3, 2018, between the Company and the Trustee (the “Indenture”) to provide for the issuance from time to time of its debt securities (the “Securities”), to be issued in one or more series;

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of two new series of Securities under the Indenture to be known respectively as its “0.850% Senior Notes due August 18, 2024” (the “2024 Notes”) and its “2.400% Senior Notes due August 18, 2031” (the “2031 Notes” and, together with the 2024 Notes, the “Notes”), the form and substance of each such series and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Supplemental Indenture;

WHEREAS, the Board of Directors of the Company, pursuant to (i) the resolutions duly adopted on June 22, 2021, and (ii) the delegation of authority policy and related resolutions duly adopted on October 23, 2002, and as subsequently amended and approved on July 26, 2005, May 6, 2009 and December 4, 2018, has duly authorized the issuance of the Notes, and has authorized the proper officers of the Company to execute any and all appropriate documents necessary or appropriate to effect such issuance;

WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Sections 2.01, 2.02 and 11.01(i) of the Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture;

AND WHEREAS, all acts and things necessary to make this Supplemental Indenture a valid agreement according to its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done and performed, and the execution of this Supplemental Indenture and the issue hereunder of the Notes has been duly authorized in all respects;

NOW, THEREFORE, in consideration of the premises and the purchase of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the forms and terms of the Notes, the Company covenants and agrees with the Trustee, as follows:

ARTICLE I

Definitions

SECTION 1.01.  Definition of Terms.  Unless the context otherwise requires:

(a)

subject to clause (i) below, each term defined in the Indenture has the same meaning when used in this Supplemental Indenture;

(b)

a term has the meaning assigned to it;

(c)

an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(d)

“or” is not exclusive;

(e)

words in the singular include the plural, and in the plural include the singular;

(f)

references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;

(g)

unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Supplemental Indenture;

(h)
the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

(i)

the following definition is used in this Supplemental Indenture, and to the extent that a term is defined both herein and in the Indenture, the definition in the Supplemental Indenture shall govern with respect to the Notes:

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time. Notwithstanding any changes in GAAP that became or become effective for the Company after October 3, 2018, any lease of the Company or any Subsidiary that would be characterized as an operating lease under GAAP in effect for the Company as of October 3, 2018, whether such lease is entered into before or after October 3, 2018, shall not constitute Indebtedness or a Capitalized Lease Obligation.

SECTION 1.02.  Additional Definitions.  Solely for the purposes of this Supplemental Indenture in connection with the Notes, the following terms shall have the following meanings:

“Acquisition” means the acquisition by the Company of all shares in Marine Innovations Group AS, a Norwegian private limited liability company, pursuant to the Purchase Agreement.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed (assuming, for this purpose, that the Notes matured on the applicable Par Call Date).

“Comparable Treasury Price” means, with respect to any redemption date, (1) the arithmetic average of three Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than three Reference Treasury Dealer Quotations, the arithmetic average of all Reference Treasury Dealer Quotations for such redemption date.

“Independent Investment Banker” means one of J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC or their respective successors, as the Company may appoint from time to time; provided, however, that if any of the foregoing shall cease to be a primary treasury dealer, the Company shall substitute therefor another primary treasury dealer.

“Par Call Date” means (i) with respect to the 2024 Notes, August 18, 2022 (the first anniversary of the issue date of the 2024 Notes); and (ii) with respect to the 2031 Notes, May 18, 2031 (the date that is three months prior to the maturity of the 2031 Notes).

“Purchase Agreement” means the Share Purchase Agreement, dated June 23, 2021, among the Company, Altor Group AB, West Street Capital Partners VII Investments, L.P., West Street Capital Partners VII Offshore Investments, L.P., West Street Capital Partners VII – Parallel, SLP, Nanna MFN AS and Nanna MFN II AS, as it may be amended or supplemented in the Company’s sole discretion.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC or their affiliates, and their respective successors.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to any Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption (assuming, for this purpose, that the Notes matured on the applicable Par Call Date); provided, however, that, if such redemption date is not an interest payment date with respect to such Note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

“Special Mandatory Redemption” shall have the meaning set forth in Section 2.06.

“Special Mandatory Redemption Date” shall have the meaning set forth in Section 2.06.

“Special Mandatory Redemption Price” shall have the meaning set forth in Section 2.06.

“Special Mandatory Redemption Trigger” shall have the meaning set forth in Section 2.06.

“Treasury Rate” means, with respect to any redemption date:

(a)
the arithmetic mean (rounded to the nearest 1/100th of a percentage point) of the yields for the immediately preceding full week published in the most recent Federal Reserve Statistical Release H.15 (or if such statistical release is no longer published, any such other reasonably comparable index published weekly by the Board of Governors of the Federal Reserve System) that has become publicly available prior to the date of determination and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the maturity date for the Notes to be redeemed (assuming, for this purpose, that the Notes matured on the applicable Par Call Date), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month; or

(b)
if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

ARTICLE II

General Terms and Conditions of the Notes

SECTION 2.01.  Designation and Principal Amount.  There are hereby authorized and established two series of Securities under the Indenture, respectively designated as the “0.850% Senior Notes due 2024” and the “2.400% Senior Notes due 2031,” each unlimited in aggregate principal amount.  The aggregate principal amount of the 2024 Notes to be initially issued shall be $450,000,000, and the aggregate principal amount of the 2031 Notes to be initially issued shall be $550,000,000.  Additional Notes of either series may be issued pursuant to Section 2.02 hereof.

SECTION 2.02.  Further Issues.  So long as no Default or Event of Default shall have occurred and be continuing with respect to the Notes of a series at the time of such issuance, the Company may from time to time, without the consent of the Holders of the Notes of such series, issue additional Notes of such series.  Any such additional Notes will have the same interest rate, maturity date and other terms as the Notes of such series, except for the issue date, issue price and initial Interest Payment Date.  Any such additional Notes, together with any other Notes of such series previously issued pursuant to this Supplemental Indenture, will constitute a single series of Securities under the Indenture; provided, however, that if any such additional Notes of a series would not be fungible with the outstanding Notes of such series for U.S. federal income tax purposes, the Company shall cause such additional Notes to be issued with a separate CUSIP number.

SECTION 2.03.  Maturity.  The 2024 Notes will mature on August 18, 2024, and the 2031 Notes will mature on August 18, 2031.

SECTION 2.04.  Interest.  The 2024 Notes will bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from August 18, 2021 at the rate of 0.850% per annum, payable semi-annually in arrears; and the 2031 Notes will bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from August 18, 2021 at the rate of 2.400% per annum, payable semi-annually in arrears.  Interest payable on each Interest Payment Date will include interest accrued from August 18, 2021, or from the most recent Interest Payment Date to which interest has been paid or duly provided for; the Interest Payment Dates on which such interest shall be payable are February 18 and August 18, commencing on February 18, 2022; and the Regular Record Date for the interest payable on any Interest Payment Date is the close of business on February 1 or August 1, as the case may be, immediately preceding the relevant Interest Payment Date, whether or not that day is a Business Day.

SECTION 2.05.  Method and Place of Payment.  Payment of the principal of (and premium, if any) and interest on the Notes will be made at the Corporate Trust Office of the Trustee, or an office or agency maintained by the Company for such purpose, in the continental United States, in United States dollars; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided further, however, that all payments in respect of Global Securities shall be made by wire transfer in same-day funds in accordance with the applicable procedures of the Depositary.  In any case where the date of maturity of interest on, premium, if any, or principal of any Note, the date fixed for redemption of the Notes or any Change of Control Payment Date is not a Business Day, then the relevant payment need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on such date and no interest shall accrue in respect of such amount for the period from and after such date.  The Notes may be presented for registration of transfer and for exchange, and notices to or upon the Company in respect of such Notes may be served, at the Corporate Trust Office of the Trustee, or an office or agency maintained by the Company for such purpose, in the continental United States.

SECTION 2.06.  Redemption.

(a)  Optional Redemption. (i) 2024 Notes.  The 2024 Notes are not redeemable prior to August 18, 2022.  On or after August 18, 2022, the Company may redeem the 2024 Notes at its option, either in whole or in part, upon at least 15 days but not more than 60 days prior written notice, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed on the redemption date, plus accrued and unpaid interest on such Notes to, but not including, the redemption date.

(ii) 2031 Notes.  Prior to May 18, 2031, the Company may, at its option, redeem the 2031 Notes, at any time and from time to time, in whole or in part, upon at least 15 days but not more than 60 days prior written notice, at a redemption price equal to the greater of the following amounts plus, in each case, accrued and unpaid interest on such Notes to, but not including, the redemption date:

(1) 100% of the principal amount of the Notes to be redeemed on the redemption date; or

(2) the sum of the present values of the Remaining Scheduled Payments for such Notes.

In determining the present values of the Remaining Scheduled Payments, the Company will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 20 basis points.

In addition, at any time and from time to time, on or after May 18, 2031, the Company may redeem the 2031 Notes at its option, either in whole or in part, upon at least 15 days but not more than 60 days prior notice, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed on the redemption date, plus accrued and unpaid interest on such Notes to, but not including, the redemption date.

(iii) The Company will provide notice of any optional redemption at least 15 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed, and otherwise in accordance with the provisions of Section 3.02 of the Indenture.  Notice of any optional redemption of Notes may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, any equity offering, issuance of indebtedness or other corporate transaction.  If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date.  If any such condition precedent has not been satisfied, the Company will provide written notice to the Trustee prior to the close of business two Business Days prior to the redemption date. Upon receipt of such notice, the notice of redemption shall be rescinded and the redemption of the Notes shall not occur.  Upon receipt, the Trustee shall provide such notice to each Holder of the Notes in the same manner in which the notice of redemption was given.

(iv) Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.

(v) If fewer than all of the Notes are to be redeemed at any time, the particular Notes to be redeemed shall be selected by the Trustee, from the outstanding Notes not previously called for redemption, in accordance with the applicable rules and procedures of the Depositary, in the case of Global Securities, or, otherwise, by such method as the Trustee shall deem fair and appropriate (subject in each case to any applicable stock exchange rules).

(vi) If any Note is to be redeemed in part only, the notice of redemption that relates to that Note must state the portion of the principal amount thereof to be redeemed.  A new Note in principal amount equal to the unredeemed portion of the original Note will be issued (or transferred through a book-entry system) in the name of the Holder thereof upon cancelation of the original Note. No Notes of $2,000 or less will be redeemed in part.

(b)  Special Mandatory Redemption.  If (i) the consummation of the Acquisition does not occur prior to 11:59 p.m., New York City time, on December 23, 2021, (ii) the Company notifies the Trustee and the Holders of the Notes that the Company will not pursue the consummation of the Acquisition or (iii) the Purchase Agreement has been terminated without the consummation of the Acquisition (each of (i), (ii) and (iii), a “Special Mandatory Redemption Trigger”), the Company will be required to redeem all of the Notes then outstanding on the date of the special mandatory redemption (such redemption, the “Special Mandatory Redemption”) at a redemption price equal to 101% of the principal amount of the Notes then outstanding, plus accrued and unpaid interest, if any, to, but not including, the Special Mandatory Redemption Date (as defined below) (the “Special Mandatory Redemption Price”).

In the event that the Company becomes obligated to redeem the Notes pursuant to the Special Mandatory Redemption, the Company will promptly, and in any event not more than two Business Days after the date on which a Special Mandatory Redemption Trigger occurred, deliver notice to the Trustee and the holders of the Notes of the Special Mandatory Redemption and the date upon which the Notes will be redeemed (the “Special Mandatory Redemption Date,” which date shall be on or about the tenth Business Day following the date of such notice (or such other minimum period as may be required by the Depositary)) together with a notice of a Special Mandatory Redemption for the Trustee to deliver to each registered holder of Notes to be redeemed.  At the Company’s request, given at least one Business Day before such notice is to be sent together with the notice of Special Mandatory Redemption to be given, the Trustee will then promptly mail, or electronically deliver, according to the procedures of the Depositary, such notice of Special Mandatory Redemption to each registered Holder of the Notes to be redeemed.  Unless the Company defaults in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the Notes to be redeemed.

Notwithstanding the foregoing, installments of interest on any series of the Notes that are due and payable on interest payment dates falling on or prior to the Special Mandatory Redemption Date will be payable on such interest payment dates to the registered Holders as of the close of business on the relevant record dates in accordance with the Notes and the Indenture.

Notwithstanding anything to the contrary in Article XI of the Indenture, this Section 2.06(b) and the related definitions may not be waived or modified without the written consent of the Holder of each Note so affected.

SECTION 2.07.  Mandatory Redemption; Offers to Purchase; Open Market Purchases.  The Company is not required to make any sinking fund payments or, other than pursuant to Section 2.06(b), any mandatory redemption with respect to the Notes. Notwithstanding any provision hereunder or in the Indenture to the contrary, the Company and its Affiliates may purchase Notes from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Notes that the Company or any of its Affiliates purchase may, at the Company’s discretion, be held, resold or canceled.

SECTION 2.08.  Appointment of Agents.  The Trustee will initially be the Paying Agent, DTC Custodian, Authenticating Agent and Security Registrar for the Notes.

SECTION 2.09.  Global Securities.  The Notes will be issued in the form of one or more permanent Global Securities in definitive, fully registered form, and will be subject to the terms and conditions of Section 2.01, Section 2.02 and Section 2.11 of the Indenture.

SECTION 2.10.  Change of Control.  (a)  Upon the occurrence of a Change of Control Triggering Event with respect to a series of Notes, unless the Company has exercised its option to redeem the Notes of such series pursuant to Section 2.06(a), each Holder of the Notes of such series will have the right to require the Company to purchase all or a portion of such Holder’s Notes of such series pursuant to an offer made in accordance with the terms of this Section 2.10 (the “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of purchase, subject to the rights of Holders of the Notes of such series on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

(b)  Within 30 days following any Change of Control Triggering Event with respect to a series of Notes, or at the Company’s option, prior to any Change of Control but after public announcement of the pending Change of Control, the Company shall give to each Holder of the Notes of such series, with a copy to the Trustee, a notice governing the terms of the Change of Control Offer that:

(i)
describes the transaction or transactions that constitute or may constitute the Change of Control Triggering Event;

(ii)
offers to repurchase all Notes tendered;

(iii)
sets forth the payment date for the repurchase of the Notes, which date will be at least 30 days but no more than 60 days from the date such notice is given, other than as may be required by law (the “Change of Control Payment Date”);

(iv)
if given prior to the date of consummation of the Change of Control, states that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date;

(v)
discloses that any Note not tendered for repurchase will continue to accrue interest; and

(vi)
specifies the procedures for tendering Notes.

(c)  Holders of the Notes electing to have Notes purchased pursuant to a Change of Control Offer will be required to: (i) surrender their Notes to the Paying Agent on the address specified in the notice, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed or (ii) transfer their Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

(d)  The Company will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party purchases all Notes properly tendered and not withdrawn under its offer.

(e)  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable, in connection with the repurchase of the Notes as a result of a Change of Control.  To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under this Section 2.10 by virtue of any such conflict.

(f)  Solely for purposes of this Section 2.10, the following terms shall have the following meanings:

“Change of Control” means the occurrence of any of the following:

(i)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of its Subsidiaries;

(ii)
the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of more than 50% of the Company’s outstanding Voting Stock;

(iii)
the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or

(iv)
the adoption of a plan relating to the Company’s liquidation or dissolution.

“Change of Control Triggering Event” means the Notes of a series cease to be rated Investment Grade by at least two of the three Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement of the Change of Control or the Company’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control, which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change.  Unless at least two of the three Rating Agencies are providing a rating for the Notes of a series at the commencement of any Trigger Period, the Notes of such series will be deemed to have ceased to be rated Investment Grade by at least two of the three Rating Agencies during that Trigger Period.  Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s; a rating equal to or higher than BBB- (or the equivalent) by S&P; a rating equal to or higher than BBB- (or the equivalent) by Fitch; and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company.

“Rating Agencies” means:

(i)
each of Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors (“Moody’s”), Fitch Ratings, Inc., and its successors (“Fitch”), and S&P Global Ratings, a division of S&P Global Inc., and its successors (“S&P”); and

(ii)
if any of the Rating Agencies ceases to provide rating services to issuers or investors, and no Change of Control Triggering Event has occurred or is occurring, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act that is selected by the Company as a replacement for Moody’s, S&P, Fitch or all of them, as the case may be.

“Voting Stock” means, with respect to any specified person as of any date, the Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Notwithstanding the foregoing, the requirement of Section 11.02 of the Indenture that no supplemental indenture shall reduce the amount payable upon the redemption of any Note or accelerate the time at which such Note may be redeemable shall not apply to this Section 2.10.

SECTION 2.11.  Defeasance.  The provisions of Article IV of the Indenture will apply to the Notes.  If the Company exercises its Covenant Defeasance option pursuant to Section 4.02 and 4.04 of the Indenture with respect to a series of Notes, in addition to the provisions of the Indenture set forth in Section 4.04, the Company also shall be released from its obligations in respect of the Notes of such series under Section 2.10 of this Supplemental Indenture.

SECTION 2.12.  Covenants.  The provisions of Articles V and XII of the Indenture will apply to the Notes.

ARTICLE III

Form of Notes

SECTION 3.01.  Registration and Form of Notes; Denomination.  The Notes shall be issued as registered securities as provided in Section 2.09 of Article II. The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form set forth in Exhibit A hereto. The Notes shall be issued and may be transferred only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

ARTICLE IV

Miscellaneous

SECTION 4.01.  Ratification of Indenture.  The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided; provided, however, that the provisions of this Supplemental Indenture apply solely with respect to the Notes.

SECTION 4.02.  Trustee Not Responsible for Recitals, etc.  The recitals contained herein and in the Notes (except in the certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to and shall not be responsible for the validity or sufficiency of this Supplemental Indenture or of the Notes.  The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds of the Notes authenticated and delivered by the Trustee in conformity with the provisions of this Supplemental Indenture or for any money paid to the Company or upon the Company’s directions under any provision of this Supplemental Indenture.  The Trustee shall not be bound to ascertain or inquire as to the performance, observance, or breach of any covenants, conditions, representations, warranties or agreements on the part of the Company, and shall not be responsible for any statement in any document used in connection with the sale of any Notes.  Neither the Trustee nor any Paying Agent shall be responsible for monitoring the Company’s rating status, making any request upon any Rating Agency or determining whether any rating event has occurred. The Trustee shall have no obligation to independently determine or verify if any Change of Control or any other event has occurred or if any Change of Control Offer is required to be made, or notify the Holders of any such event. For the avoidance of doubt, all of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

SECTION 4.03.  Governing Law; Waiver of Jury Trial.  This Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York. THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A NOTE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR ANY TRANSACTION CONTEMPLATED THEREBY.

SECTION 4.04.  Separability.  If any provision in this Supplemental Indenture or the Notes is deemed unenforceable, it shall not affect the validity or enforceability of any other provision set forth herein, or of this Supplemental Indenture or of the Notes as a whole.

SECTION 4.05.  Execution in Counterparts.  This Supplemental Indenture may be executed in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability to the fullest extent permitted by applicable law as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

BRUNSWICK CORPORATION

By:	/s/ Brian R. Frey
	Name:	Brian R. Frey
	Title:	Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Linda Garcia
	Name:	Linda Garcia
	Title:	Vice President

[Signature Page to Fourth Supplemental Indenture]

EXHIBIT A – FORM OF 2024 NOTE

THIS GLOBAL SECURITY IS HELD BY AND REGISTERED IN THE NAME OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 11.04 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED PURSUANT TO SECTION 2.01(c) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELATION PURSUANT TO SECTION 2.08 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

BRUNSWICK CORPORATION
0.850% Senior Notes due 2024

REGISTERED	CUSIP No. 117043 AS8
No. R-	ISIN No. US117043AS82

Brunswick Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [________], / [insert if Global Security: Cede & Co.], or registered assigns, the principal sum of [$ ( ________ dollars)] / [insert if Global Security: the principal amount set forth on the Schedule of Exchanges of Interests in Global Securities attached hereto, which principal amount may from time to time be reduced or increased, as appropriate, in accordance with the within mentioned Indenture and as reflected in the Schedule of Exchanges of Interests in the Global Security attached hereto, to reflect exchanges or redemptions of the Securities represented hereby], on August 18, 2024, and to pay interest thereon from August 18, 2021 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on February 18 and August 18 in each year, commencing on February 18, 2022, at the rate of 0.850% per annum, until the principal hereof is paid or made available for payment; provided, however, that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of 0.850% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be the February 1 and August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Security is registered at the close of business on a date to be fixed by the Company for the payment of such Defaulted Interest (a “Special Record Date”), notice whereof shall be given to Holder of Securities of this series not less than 15 days prior to such Special Record Date.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture referred to on the reverse hereof in United States dollars.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:	BRUNSWICK CORPORATION

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By:
Authorized Signatory

[REVERSE OF NOTE]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture (herein called the “Base Indenture,” which term shall have the meaning assigned to it in such instrument), dated as of October 3, 2018, between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by the Fourth Supplemental Indenture (herein called the “Fourth Supplemental Indenture,” which term shall have the meaning assigned to it in such instrument, and together with the Base Indenture, herein called the “Indenture”), dated as of August 18, 2021, between the Company and the Trustee, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $450,000,000.

The Securities of this series shall be redeemable at the Company’s option in accordance with the terms and conditions specified in Section 2.06(a) of the Fourth Supplemental Indenture and Article Three of the Base Indenture.  The Securities of this series shall be subject to a special mandatory redemption under the circumstances specified in Section 2.06(b) of the Fourth Supplemental Indenture.

If a Change of Control Triggering Event occurs, unless the Company has exercised its option to redeem the Securities, each holder of the Securities will have the right to require the Company to purchase all or a portion of such holder’s Securities as set forth in Section 2.10 of the Fourth Supplemental Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security may be registered and this Security may be exchanged as provided in the Indenture.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse for the payment of the principal of or premium, if any, or interest on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company, contained in the Indenture or in any supplemental indenture, or in any Security, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, past, present or future, of the Company or any successor Persons, either directly or through the Company or any such successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise. Each Holder by accepting a Security waives and releases all such liabilities.  The waiver and release are part of the consideration for issuance of the Securities.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Insert assignee's social security or tax I.D. no.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Your
Signature:	(Sign exactly as your name appears on the other side of this Security)

Your
Name:

Date:

Signature	*
Guarantee:

*
NOTICE:  The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs:  (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 2.10 of the Fourth Supplemental Indenture, check the box:

☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 2.10 of the Fourth Supplemental Indenture, state the amount in principal amount (must be in denominations of $2,000 or any integral multiples of $1,000 in excess thereof):

$:

Date::	Your Signature:

(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
(Signature must be guaranteed)

*
NOTICE:  The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs:  (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The initial Outstanding principal amount of this Global Security is $       .

The following exchanges of an interest in this Global Security for an interest in another Global Security or for a Definitive Security, exchanges of an interest in another Global Security or a Definitive Security for an interest in this Global Security, or exchanges or purchases of a part of this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

EXHIBIT B – FORM OF 2031 NOTE

THIS GLOBAL SECURITY IS HELD BY AND REGISTERED IN THE NAME OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 11.04 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED PURSUANT TO SECTION 2.01(c) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELATION PURSUANT TO SECTION 2.08 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

BRUNSWICK CORPORATION
2.400% Senior Notes due 2031

REGISTERED	CUSIP No. 117043 AT6
No. R-	ISIN No. US117043AT65

Brunswick Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [________ ], / [insert if Global Security: Cede & Co.], or registered assigns, the principal sum of [$ ( ________ dollars)] / [insert if Global Security: the principal amount set forth on the Schedule of Exchanges of Interests in Global Securities attached hereto, which principal amount may from time to time be reduced or increased, as appropriate, in accordance with the within mentioned Indenture and as reflected in the Schedule of Exchanges of Interests in the Global Security attached hereto, to reflect exchanges or redemptions of the Securities represented hereby], on August 18, 2031, and to pay interest thereon from August 18, 2021 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on February 18 and August 18 in each year, commencing on February 18, 2022, at the rate of 2.400% per annum, until the principal hereof is paid or made available for payment; provided, however, that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of 2.400% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be the February 1 and August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Security is registered at the close of business on a date to be fixed by the Company for the payment of such Defaulted Interest (a “Special Record Date”), notice whereof shall be given to Holder of Securities of this series not less than 15 days prior to such Special Record Date.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture referred to on the reverse hereof in United States dollars.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:	BRUNSWICK CORPORATION

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By:
Authorized Signatory

[REVERSE OF NOTE]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture (herein called the “Base Indenture,” which term shall have the meaning assigned to it in such instrument), dated as of October 3, 2018, between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by the Fourth Supplemental Indenture (herein called the “Fourth Supplemental Indenture,” which term shall have the meaning assigned to it in such instrument, and together with the Base Indenture, herein called the “Indenture”), dated as of August 18, 2021, between the Company and the Trustee, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $550,000,000.

The Securities of this series shall be redeemable at the Company’s option in accordance with the terms and conditions specified in Section 2.06(a) of the Fourth Supplemental Indenture and Article Three of the Base Indenture.  The Securities of this series shall be subject to a special mandatory redemption under the circumstances specified in Section 2.06(b) of the Fourth Supplemental Indenture.1

If a Change of Control Triggering Event occurs, unless the Company has exercised its option to redeem the Securities, each holder of the Securities will have the right to require the Company to purchase all or a portion of such holder’s Securities as set forth in Section 2.10 of the Fourth Supplemental Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security may be registered and this Security may be exchanged as provided in the Indenture.

_______________________________

1  Note to Cravath: Please add the period in the notes too.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse for the payment of the principal of or premium, if any, or interest on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company, contained in the Indenture or in any supplemental indenture, or in any Security, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, past, present or future, of the Company or any successor Persons, either directly or through the Company or any such successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise. Each Holder by accepting a Security waives and releases all such liabilities.  The waiver and release are part of the consideration for issuance of the Securities.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Insert assignee's social security or tax I.D. no.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Your
Signature:	(Sign exactly as your name appears on the other side of this Security)

Your
Name:

Date:

Signature	*
Guarantee:

*
NOTICE:  The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs:  (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 2.10 of the Fourth Supplemental Indenture, check the box:

☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 2.10 of the Fourth Supplemental Indenture, state the amount in principal amount (must be in denominations of $2,000 or any integral multiples of $1,000 in excess thereof):

$:

Date::	Your Signature:

(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
(Signature must be guaranteed)

*
NOTICE:  The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs:  (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The initial Outstanding principal amount of this Global Security is $       .

The following exchanges of an interest in this Global Security for an interest in another Global Security or for a Definitive Security, exchanges of an interest in another Global Security or a Definitive Security for an interest in this Global Security, or exchanges or purchases of a part of this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian